Exhibit 99.1

Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@dasanzhone.com

DASAN Zhone Solutions Reports First Quarter 2017 Financial Results

Oakland, CA - May 16, 2017 – DASAN Zhone Solutions, Inc. (NASDAQ: DZSI), a global leader in fiber access transformation for enterprise and service provider networks, today reported its financial results for the quarter ended March 31, 2017.

Revenue for the first quarter of 2017 was $53.1 million, compared to $59.4 million for the fourth quarter of 2016 and $25.8 million for the first quarter of 2016. Net loss attributable to DASAN Zhone Solutions, Inc. for the first quarter of 2017, calculated in accordance with generally accepted accounting principles (“GAAP”), was $3.6 million or $0.22 per share compared with net loss of $4.7 million or $0.29 per share for the fourth quarter of 2016 and net loss of $3.5 million or $0.36 per share for the first quarter of 2016. Adjusted earnings before stock-based compensation, interest income (expense), net, income tax provision (benefit), and depreciation and amortization (“adjusted EBITDA”) was an adjusted EBITDA loss of $1.3 million for the first quarter of 2017, compared to an adjusted EBITDA income of $0.3 million for the fourth quarter of 2016 and an adjusted EBITDA loss of $3.7 million for the first quarter of 2016.

Cash and cash equivalents at March 31, 2017 were $17.3 million compared to $17.9 million at December 31, 2016.

DASAN Zhone Solutions will conduct a conference call and audio webcast today, May 16, 2017, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its first quarter 2017 results. This call is open to the public by dialing +1 (888) 306-9369 for U.S. callers and +1 (503) 406-4059 for international callers, and then providing conference ID 16559544. The audio webcast will be simultaneously available on the Investor Relations section of DASAN Zhone Solution's website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (855) 859-2056 for U.S. callers and +1 (404) 537-3406 for international callers, and then providing passcode 16559544. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement DASAN Zhone's consolidated financial statements presented in accordance with GAAP, DASAN Zhone uses adjusted EBITDA, a non-GAAP measure DASAN Zhone believes is appropriate to enhance an overall understanding of DASAN Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income (loss) calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).

About DASAN Zhone Solutions
DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global leader in broad-based network access solutions. The company provides solutions in five major product areas including broadband access, Ethernet switching, mobile backhaul, passive optical LAN (POL) and software defined networks (SDN). More than 750 of the world’s most innovative network operators, service providers and enterprises turn to DASAN Zhone Solutions for fiber access transformation. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end voice, data, entertainment, social media, business, mobile backhaul and mobility service. DASAN Zhone Solutions is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone is headquartered in Oakland, California.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and al DASAN Zhone product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,”

“expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Forms 10-K, 10-Q and 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net revenue	$53,074	$59,447	$25,793
Cost of revenue	34,680	40,836	20,716
Amortization of intangible assets	204	153	—
Gross profit	18,190	18,458	5,077
Operating expenses:
Research and product development (1)	9,229	9,564	4,679
Selling, general and administrative (1)	10,707	9,721	4,417
Amortization of intangible assets	442	1,297	—
Gain from sale of assets	—	(304)	—
Total operating expenses	20,378	20,278	9,096
Operating loss	(2,188)	(1,820)	(4,019)
Interest income	26	45	48
Interest expense	(274)	(229)	(194)
Other expense, net	(498)	(121)	85
Loss before income taxes	(2,934)	(2,125)	(4,080)
Income tax provision (benefit)	440	2,528	(627)
Net loss	(3,374)	(4,653)	(3,453)
Net income attributable to non-controlling interest	249	15	6
Net loss attributable to DASAN Zhone Solutions, Inc.	$(3,623)	$(4,668)	$(3,459)

Foreign currency translation adjustments	2,993	(3,826)	517
Comprehensive loss	(381)	(8,479)	(2,936)
Comprehensive income (loss) attributable to non-controlling interest	270	(47)	14
Comprehensive loss attributable to DASAN Zhone Solutions, Inc.	$(651)	$(8,432)	$(2,950)

Earnings per share attributable to DASAN Zhone Solutions, Inc.:
Basic and diluted	$(0.22)	$(0.29)	$(0.36)
Weighted average shares outstanding:
Basic and diluted	16,378	16,375	9,493
___________________________________________________
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$14	$12	$—
Selling, general and administrative	241	196	—
	$255	$208	$—
Reconciliation of Net loss to Adjusted EBITDA:
Net loss	$(3,374)	$(4,653)	$(3,453)
Stock-based compensation	255	208	—
Interest income (expense), net	248	184	146
Income tax provision (benefit)	440	2,528	(627)
Depreciation and amortization	1,181	2,009	268
Adjusted EBITDA	$(1,250)	$276	$(3,666)

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$17,288	$17,893
Restricted cash	6,438	6,650
Short-term investments	250	993
Accounts receivable, net	57,783	53,803
Other receivables	12,935	12,286
Inventories	34,779	30,490
Prepaid expenses and other current assets	3,774	4,131
Total current assets	133,247	126,246
Property and equipment, net	6,386	6,288
Goodwill	3,901	3,901
Intangible assets, net	8,150	8,767
Other assets	2,271	1,846
Total assets	$153,955	$147,048
Liabilities, Stockholders' Equity and Non-controlling Interest
Current liabilities:
Accounts payable	$30,959	$31,168
Short-term debt	26,504	17,599
Other payables	6,581	8,980
Deferred revenue	2,267	1,901
Accrued and other liabilities	9,038	7,278
Total current liabilities	75,349	66,926
Long-term debt	5,000	6,800
Deferred revenue	1,877	1,674
Other long-term liabilities	2,560	2,352
Total liabilities	84,786	77,752
Stockholders’ equity and non-controlling interest
Common stock	16	16
Additional paid-in capital	89,760	89,504
Other comprehensive income (loss)	101	(2,870)
Accumulated deficit	(21,064)	(17,441)
Total stockholders’ equity	68,813	69,209
Non-controlling interest	356	87
Total stockholders’ equity and non-controlling interest	69,169	69,296
Total liabilities, stockholders’ equity and non-controlling interest	$153,955	$147,048